Exhibit 10.6

FIRST AMENDMENT TO CONTRACT FOR SALE AND PURCHASE

THIS FIRST AMENDMENT TO CONTRACT FOR SALE AND PURCHASE (the “Amendment”) is made as of this 28th day of March, 2007, between RICHARD W. BILLIG (“Seller”) and ALBERT R. COOK, AS TRUSTEE (“Buyer”).

RECITALS:

A.            The parties heretofore executed that certain Contract for Sale and Purchase on or about October 27, 2006 (the “Contract”), for the purchase and sale and development of certain property located at 380 East Semoran Boulevard, Casselberry, Seminole County, Florida, as more particularly described in the Contract (the “Property”).

B.            Buyer and Seller wish to modify certain of the terms and conditions of the Contract, as set forth herein.

C.            Except as otherwise expressly provided for herein, capitalized terms used herein shall have the same meaning set forth in the Contract.

NOW THEREFORE, for and in consideration of the mutual agreements set forth herein, and other good and valuable considerations, including the sum of Ten and 00/100 Dollars ($10.00) paid by each party to the other, the receipt and sufficiency of which are hereby acknowledged, the parties promise and agree to amend the Contract as follows:

1.             Extension of Closing Date.  Paragraph 9 of the Contract is hereby amended to extend the closing date until June 11, 2007, subject to Paragraphs 15 and 16 of the Contract.

2.             Additional Earnest Money Deposit.  The Buyer will, on or before ten (10) business days after receipt of the executed Amendment from the Seller, deliver to Escrow Agent the Buyer’s check in the sum of Fifty Thousand and 00/100 Dollars ($50,000.00) as an additional earnest money deposit, which amount shall be non-refundable and shall be held in an interest bearing money market account at a federally insured financial institution acceptable to Buyer and Escrow Agent and interest earned thereon shall be reported to the United States Tax Payer Identification Number 20-3622467.  This additional earnest money deposit and all interest earned thereon or any portion thereof shall be deemed to constitute a portion of the Deposit and shall be disbursed in accordance with the terms of the Contract.  At closing, the Deposit will be paid over to the Seller and applied and credited in reduction of the purchase price otherwise payable to Seller hereunder.

3.             The remaining terms and conditions of the Contract remain in full force and effect.

4.             This Amendment may be executed by the parties hereto, individually or in combination, in one or more counterparts, each of which shall be in original and all of which will constitute one and the same Amendment.

5.             The parties hereby agree that an executed facsimile copy of this Amendment may be transmitted to either party and be deemed an original for purposes hereof.

6.             As modified herein, all terms and conditions of the Amendment shall remain in full force and effect.  In the event of an inconsistency or conflict between the terms and provisions of this Amendment and the terms and provisions of the Contract, this Amendment shall control.

IN WITNESS WHEREOF, the parties have executed this Amendment as of the day and year first above written.

Signed, sealed and delivered

In the presence of:		“SELLER”

/s/ Judith B. Billig		/s/ Richard W. Billig
Witness		Richard W. Billig

Printed Name:	Judith B. Billig	Date: March 28, 2007

Witness

Print Name:

“BUYER”

/s/ Olga Soltesz		By:	/s/ Albert R. Cook
Name: Albert R. Cook, as Trustee

Print Name:	Olga Soltesz	Date: March 27, 2007

/s/ Malcolm S. MacDiarmid
Witness

Print Name:	Malcolm S. MacDiarmid